SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 6, 2003
                                ______________

                           PLAYBOY ENTERPRISES, INC.
                                ______________

              (Exact Name of Registrant as Specified in Charter)
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
            Delaware                               001-14790                          36-4249478
--------------------------------------    -----------------------------    ------------------------------------
(State or Other Jurisdiction of             (Commission File Number)        (IRS Employer Identification No.)
         Incorporation)
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              680 North Lake Shore Drive, Chicago, Illinois 60611
            ______________________________________________________
              (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code: (312) 751-8000
                                ______________


                                Not applicable.
             _____________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)



Item 5. Other Events and Required FD Disclosure.

         On March 6, 2003, Playboy Enterprises, Inc. ("Playboy") issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the "Securities Act"), announcing the pricing of a private offering of $115 million in aggregate principal amount of senior secured notes by PEI Holdings, Inc. ("PEI"), a wholly-owned subsidiary of Playboy. The notes will bear interest at 11% per annum and mature on March 15, 2010. The net proceeds from the note offering will be used to repay all of the outstanding indebtedness under PEI's existing bank credit facility, to pay a portion of the deferred purchase price for the acquisition by PEI in 2001 of three television networks and for general corporate purposes. The press release is attached as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

99.1     Press release issued by Playboy Enterprises, Inc. on March 6, 2003.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 6, 2003                        PLAYBOY ENTERPRISES, INC.


                                             By: /s/ Linda Havard
                                                 -------------------------------
                                                 Linda G. Havard
                                                 Executive Vice President,
                                                    Finance and Operations and
                                                    Chief Financial Officer



                                 EXHIBIT INDEX

99.1     Press release issued by Playboy Enterprises, Inc. on March 6, 2003.